UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 31, 2007

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Nevada	002-90539	59-2262718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 31, 2007, we entered into an engagement agreement dated August 23, 2007, with ARjENT Limited (“ARjENT”), pursuant to which ARjENT will act as our placement agent to assist us in raising up to two million dollars ($2,000,000) in a bridge financing (the “Bridge Financing”) and up to nine million dollars ($9,000,000) in a follow-on financing (the “Follow-on Offering”) through the issuance of convertible notes and warrants to accredited investors in private placement transactions (the Bridge Financing and Follow-on Offering are collectively referred to as the “Offering”). Upon a closing of the Offering, ARjENT will become our exclusive placement agent until August 30, 2009.

Pursuant to the engagement agreement, we agreed to issue to ARjENT warrants with a seven year term to purchase nine million (9,000,000) shares of our common stock at an exercise price of $0.10 per share. If ARjENT is successful in raising funds under the Bridge Financing, we agreed to pay ARjENT placement fees comprising (a) a commission equal to ten percent (10%) of the Bridge Financing proceeds and (b) a three percent (3%) non-accountable expense allowance and a two percent (2%) non-accountable due diligence expense allowance. If ARjENT is successful in raising funds under the Follow-on Offering, we agreed to pay ARjENT ten percent (10%) of the proceeds of the Follow-on Offering. In addition, in consideration for ARjENT’s services as exclusive placement agent, we agreed to pay ARjENT a monthly fee of $10,000 per month, which will be payable during the remainder of the term of the engagement agreement after a closing of, in the aggregate, at least three million dollars ($3,000,000) under the Offering. In addition, we will seek to repay ARjENT three hundred thousand dollars ($300,000) for advances previously made by ARjENT on our behalf in an amount not to exceed ten percent (10%) of the gross proceeds at any time.

There can be no assurances that ARjENT will be successful in securing additional capital on acceptable terms or that we will complete any of the transactions described above in connection with the proposed Bridge Financing and Offering.

The foregoing description is qualified in its entirety by reference to the engagement agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 3.02 Unregistered Sale of Equity Securities

See Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

Exhibit 10.1    Engagement Agreement, dated August 23, 2007 by and between Applied DNA Sciences, Inc. and ARjENT Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward________________
James A. Hayward
Chief Executive Officer

Date: September 7, 2007